                                                                   EXHIBIT 10.13


* Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                            PATENT LICENSE AGREEMENT

This Patent License Agreement (the "Agreement") is between Microsoft Corporation ("Microsoft"), a Washington corporation, having a place of business at One Microsoft Way, Redmond, Washington 98052, and Immersion Corporation ("Immersion"), a California corporation, having a place of business at 2158 Paragon Drive, San Jose, California 95131, each a "party" and collectively the "parties". The effective date of this Agreement is the date last signed below (the "Effective Date").

        WHEREAS, Immersion is a technology development business with expertise and patent rights in the field of force feedback (FF) technologies; and

        WHEREAS, Microsoft is also an innovator in and has expertise and patent rights in the field of FF technologies, and has contributed to the creation of a substantial market for FF gaming devices; and

        WHEREAS, to resolve present patent issues, the parties wish to enter into a license agreement as set forth herein;

NOW, THEREFORE, in consideration of the payments and promises made hereunder, the sufficiency of which the parties acknowledge, the parties agree as follows:

1.      DEFINITIONS

        1.05 DIRECTINPUT refers to the dinput.dll, dinput.vxd, pid.dll, dinput.h and dinputd.h files contained in either Version 6 or in Version 7 of DirectX, as they exist as of the Effective Date, and future versions of such files to the extent (but only to the extent) they do not contain additional or modified FF-related functionality. For purposes of this Agreement, the version of DirectInput contained in DX7 which exists as of the Effective Date is build 4.07.00.0201.

        1.06 END-USER means a consumer who purchases and uses DirectInput, or software or hardware into which DirectInput is integrated or with which DirectInput is bundled, solely for his or her own enjoyment or personal use. END-USERS do not include developers who use DirectInput to create commercial products such as hardware devices, software products or webpages.

        1.1 FF is an abbreviation for Force Feedback. FORCE FEEDBACK means the simulation of feel or tactile sensations.

        1.2 IMMERSION FF PATENT PORTFOLIO means (i) all FF-related claims in any utility patents and utility patent applications owned or acquired by, or licensed to, Immersion or its Subsidiaries (which, in the case of patents licensed to Immersion or its Subsidiaries, are permitted to be sublicensed)



                                       -1-  MICROSOFT AND IMMERSION CONFIDENTIAL
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                and that are filed as of the Effective Date of this Agreement or during the term of this Agreement, and (ii) all subsequent FF-related claims in any utility patents (i.e. divisional, continuation, continuation-in-part, reissue, reexaminations and foreign patents/applications) that claim priority based on such patents or patent applications described in (i) above. A listing of the currently-issued patents comprising the Immersion FF Patent Portfolio as of the Effective Date is attached as Exhibit A ("Immersion FF Patent Portfolio").

        1.3 IMMERSION FF PATENT PORTFOLIO LICENSEE means any person that has been or subsequently is licensed by Immersion or its Subsidiaries to practice at least some of the inventions claimed in the Immersion FF Patent Portfolio.

        1.4 IMMERSION LICENSEE PRODUCT(s) means FF hardware devices of any kind shipped in commercial quantities by or on behalf of Immersion Patent Portfolio Licensees on or before December 31, 1999 (the "Immersion Licensee Current Version"), as well as all substantially similar future versions of such devices. A device is "substantially similar" within the meaning of the foregoing sentence if it has substantially the same appearance, performance, feature set and architecture as the Immersion Licensee Current Version, notwithstanding (i) firmware and driver changes made to ensure compatibility with future versions of Microsoft operating system software; (ii) changes related to adding USB support; and (iii) cost reductions to the electronics or existing mechanical design.

        1.5 IMMERSION PRODUCT(s) means FF hardware devices of any kind shipped in commercial quantities by Immersion or its Subsidiaries on or before December 31, 1999 (the "Immersion FF Current Version"), and any future replacement FF hardware devices marketed and sold by Immersion or its Subsidiaries which are substantially similar to the Immersion FF Current Version. A device is "substantially similar" within the meaning of the foregoing sentence if it has substantially the same appearance, performance, feature set and architecture as the Immersion FF Current Version, notwithstanding (i) firmware and driver changes made to ensure compatibility with future versions of Microsoft operating system software; (ii) changes related to adding USB support; (iii) cost reductions to the electronics or existing mechanical design.

        1.6 MICROSOFT FF PATENT PORTFOLIO means (i) all FF-related claims in any utility patents and utility patent applications owned or acquired by, or licensed to, Microsoft or its Subsidiaries (which, in the case of patents licensed to Microsoft or its Subsidiaries, are permitted to be sublicensed) and that are filed as of the Effective Date of this Agreement, and (ii) all subsequent FF-related patent claims in any utility patents (i.e. divisional, continuation, continuation-in-part, reissue, reexaminations and foreign patents/applications) that claim priority based on such patents or patent



                                      -2-   MICROSOFT AND IMMERSION CONFIDENTIAL
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                applications described in (i) above. A listing of the
                currently-issued patents comprising the Microsoft FF Patent Portfolio as of the Effective Date is attached as Exhibit B ("Microsoft FF Patent Portfolio")

        1.7 MICROSOFT PRODUCTS refers collectively to the Sidewinder Force Feedback Joystick, Sidewinder Force Feedback Wheel and R-4 Force Feedback Wheel products.

        1.8 R-4 FORCE FEEDBACK WHEEL means the FF user interface device manufactured by or for Saitek Ltd. which bears the "R-4 Force Feedback Wheel" product name as the primary trademark, as such product exists as of March 1, 1999 (the "R-4 Current Version") and any future versions of such product which are substantially similar to the R-4 Current Version, are introduced into the commercial marketplace in commercial quantities by October 31, 1999, and are branded with "R-4 Force Feedback Wheel" as the primary trademark.

        1.9 SAITEK LICENSE means the Force Feedback technology license agreement between Saitek Ltd. and Microsoft as such license agreement exists as of the Effective Date or as it is amended as set forth in this Agreement.

        1.10 SIDEWINDER FORCE FEEDBACK JOYSTICK means (a) the FF joystick product sold as of May 1, 1999 by Microsoft under the "Sidewinder Force Feedback Joystick" product name; (b) a replacement FF joystick product (however named or labeled) with Substantially Similar Functional Characteristics which is shipped by Microsoft or its Subsidiaries in commercial volumes on or before October 31, 2000 (devices qualifying under (a) or (b) shall hereinafter be referred to as the "Sidewinder Joystick Current Version"); and (c) any future replacement FF joystick products marketed and sold by Microsoft or its Subsidiaries which are substantially similar to the Sidewinder Joystick Current Version. A product is "substantially similar" within the meaning of (c) above if it has substantially the same appearance, performance, feature set and architecture as the Sidewinder Joystick Current Version, notwithstanding (i) firmware and driver changes made to ensure compatibility with future versions of Microsoft operating system software; (ii) changes related to adding USB support; (iii) cost reductions to the electronics or existing mechanical design.

        1.11 SIDEWINDER FORCE FEEDBACK WHEEL means (a) the FF steering wheel product sold as of May 1, 1999 by Microsoft under the "Sidewinder Force Feedback Steering Wheel" product name; (b) a replacement FF steering wheel product (however named or labeled) with Substantially Similar Functional Characteristics which is shipped by Microsoft or its Subsidiaries in commercial volumes on or before October 31, 2000 (devices qualifying under (a) or (b) shall hereinafter be referred to as the "Sidewinder Wheel Current Version"); and (c) any future replacement FF steering wheel



                                      -3-   MICROSOFT AND IMMERSION CONFIDENTIAL
                products marketed and sold by Microsoft or its Subsidiaries which are substantially similar to the Sidewinder Wheel Current Version. A product is "substantially similar" within the meaning of (c) above if it has substantially the same appearance, performance, feature set and architecture as the Sidewinder Wheel Current Version, notwithstanding (i) firmware and driver changes made to ensure compatibility with future versions of Microsoft operating system software; (ii) changes related to adding USB support; (iii) cost reductions to the electronics or existing mechanical design.

        1.12 SIDEWINDER PRODUCTS means the collective term for the Sidewinder Force Feedback Joystick and Sidewinder Force Feedback Wheel products.

        1.13    SUBSIDIARY means a corporation, company or other entity:

                a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, as of the Effective Date, owned or controlled, directly or indirectly, by a party, but such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

                b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, as of the Effective Date, owned or controlled, directly or indirectly, by a party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

        1.14 SUBSTANTIALLY SIMILAR FUNCTIONAL CHARACTERISTICS means that a current version of a given product and its replacement version (e.g., a currently shipping FF joystick product and its replacement FF joystick product) bear the following relationship to each other: the replacement product has substantially the same functionality and feature set as the current version, notwithstanding that, for example, one or more of the ancillary buttons, knobs or sliders in the current version may be changed to a different mechanical form in the replacement product, and notwithstanding the addition of a mechanism whereby one or more additional peripherals could be added or attached to the replacement version by the end-user as a plug-in (whether or not the device is shipped with such additional peripherals actually plugged-in), provided that any such additional peripherals would not include FF capabilities, and notwithstanding that the drive mechanism has been changed in the replacement version.



                                      -4-   MICROSOFT AND IMMERSION CONFIDENTIAL
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2.      IMMERSION LICENSE TO MICROSOFT

        2.1 SIDEWINDER PRODUCT PATENT LICENSE: In consideration for the one-time payment made in Section 5.1 ("Microsoft One-Time Payment to Immersion") and the license and covenant-not-to-sue set forth in Section 3.2 ("License and Covenant-Not-To-Sue Under Microsoft FF Patent Portfolio"), Immersion and its Subsidiaries grant Microsoft and its Subsidiaries a worldwide, nonexclusive license under the Immersion FF Patent Portfolio (which license shall become irrevocable, perpetual, non-terminable and fully paid-up upon Immersion's receipt of Microsoft's one-time payment required under Section 5.1) to make, have made, use, have used, import and have imported, sell, have sold, and offer for sale Sidewinder Products, subject to the limitation that, except for reasonable product transition overlap (including possible manufacturing overlap as well as marketing efforts to clear the distribution channels of one product while its replacement product is being introduced), the foregoing license shall extend to only one Sidewinder Force Feedback Joystick product and one Sidewinder Force Feedback Wheel product being manufactured or marketed by or for Microsoft or its Subsidiaries at any one time. Such license shall apply to Sidewinder Products without regard to whether such Sidewinder Products are marketed in a bundle with other separate products.

        2.2 MICROSOFT SUBLICENSING RIGHTS: Immersion and its Subsidiaries grant to Microsoft and its Subsidiaries a worldwide, nonexclusive license under the Immersion FF Patent Portfolio (which license shall become irrevocable, perpetual, non-terminable and fully paid-up upon Immersion's receipt of Microsoft's one-time payment required under Section 5.1) (i) to sublicense third parties to manufacture Sidewinder Products on behalf of Microsoft or its Subsidiaries for sale by Microsoft or its Subsidiaries under the licenses granted herein, and (ii) to sublicense Saitek to make, have made, use, have used, import and have imported, sell and have sold and offer for sale R-4 Force Feedback Wheels, solely to the extent the Saitek License, by its terms, permits such activities as of the Effective Date. No further sublicensing rights are granted to Microsoft or its Subsidiaries by this Section 2.2 ("Microsoft Sublicensing Rights") except as expressly granted herein and to the extent the Saitek License grants to Saitek more extensive rights than those granted by Immersion to Microsoft or its Subsidiaries for sublicense to Saitek hereunder, no license by Immersion is implied. Microsoft hereby agrees that any amendments or modifications it agrees to make to the Saitek License after the Effective Date shall not in any way affect the scope of products licensed pursuant to that Agreement.

        2.3 MICROSOFT REFERENTIAL USE OF IMMERSION BRANDING: During the term of this Agreement, Microsoft agrees to make referential use of the I-FORCE trademarks by including in each Microsoft Product (excluding the R-4 Force Feedback Wheel) the following reference: "Microsoft is a licensee of



                                      -5-   MICROSOFT AND IMMERSION CONFIDENTIAL
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                Immersion Corporation, the exclusive licensor, under the [INSERT
                I-FORCE LOGO] logo, of I-FORCE force-feedback patents and technology." Specifically, Microsoft agrees to incorporate the foregoing reference along with a reference (and, to the extent technically feasible, a hyper-text link) to Immersion's then-current corporate web site (www.force-feedback.com) in the About Box for the associated driver software control panel or comparable location. Microsoft also agrees to place or have placed on the underside (exterior) of the Sidewinder Products the following notice: "Microsoft is a licensee of Immersion Corporation, the exclusive licensor of I-FORCE force-feedback patents and technology." Microsoft agrees to exercise its commercially reasonable best efforts to implement the foregoing references into Microsoft Products (excluding the R-4 Force Feedback Wheel) manufactured by or for Microsoft as promptly as possible, and commits to doing so by no later than ninety (90) days from the Effective Date. Notwithstanding the referential use described in this Section 2.3 ("Microsoft Referential Use of Immersion Branding"), no trademark license is granted to Microsoft hereunder to use the Immersion trademarks or to sublicense such Immersion trademarks to third parties. Immersion hereby agrees to defend, indemnify and hold Microsoft, its Subsidiaries, distributors and licensees harmless from and against any and all claims that Microsoft's including such reference violates a third party's trademarks or other proprietary rights. In the event Microsoft receives such a third party claim ("Indemnification Claim"), Microsoft agrees to promptly notify Immersion in writing of the Indemnification
                Claim and to cooperate with Immersion at Immersion's expense in defending the Indemnification Claim. Immersion's obligations under the foregoing indemnity provision, shall, however, be subject to a total dollar limit of 50% of all payments by Microsoft to Immersion hereunder (the "Indemnification Cap"); provided that in the event Immersion does not within sixty (60) days of receiving notice from Microsoft of an Indemnification Claim (or within three (3) days of such notice if the third-party claim is accompanied by a motion for preliminary injunction or temporary restraining order that would if granted prevent Microsoft from shipping product which contains such reference) agree in writing to fully and completely indemnify and hold Microsoft harmless with respect to the Indemnification Claim without regard to the Indemnification Cap, then Microsoft in its sole discretion may elect to discontinue all future referential use of the I-FORCE trademarks as set forth in this
                Section 2.3 in conjunction with the product sku associated with the region in which the claim is raised. At such time as the third-party claim is settled or otherwise resolved in a manner which permits Microsoft to referentially use the I-FORCE trademarks, Immersion may request, in writing, that Microsoft resume referential use of the I-Force trademark as set forth in this Section 2.3 and Microsoft agrees to do so, provided that Immersion pays Microsoft's reasonable costs and allows Microsoft a commercially reasonable amount of time to make the change. Subject to Microsoft's



                                      -6-   MICROSOFT AND IMMERSION CONFIDENTIAL
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                right to protect its own trademarks, tradenames and
                servicemarks, Immersion may request, in writing, that Microsoft substitute alternative tradenames, trademarks or servicemarks which may be substituted for those referred to above or that Microsoft substitute a different Immersion corporate web site (i.e., different from www.force-feedback.com) and Microsoft agrees to do so, provided that Immersion pays Microsoft's reasonable costs and allows Microsoft a commercially reasonable amount of time to make the substitution. Immersion agrees that Microsoft's obligations to include a hyper-text link under Sections 2.3 and 6.2 shall not apply to any link to a site which on a consistent basis (as opposed to the normal featuring of new products, product reviews, etc.) features a product sold by a Microsoft competitor more prominently than a product sold by Microsoft.

        2.4 SAITEK BRANDING REQUIREMENT: Microsoft agrees to use its commercially reasonable best efforts to require Saitek to use the I-FORCE trademarks and to incorporate them on the bottom of the R-4 Force Feedback Wheel. In addition, Microsoft agrees to use its commercially reasonable best efforts to require Saitek to include the I-FORCE logo in the About Box or comparable location on the driver software control panel associated with the R-4 Force Feedback Wheel, or if there is no About Box, in the associated product manual. Microsoft agrees to use commercially reasonable best efforts to require Saitek to implement the foregoing trademark requirements by September 15, 1999. Microsoft agrees to use commercially reasonable best efforts to impose on Saitek the obligation to include the I-FORCE logo on the product packaging for R-4 Force Feedback Wheels and in connection with advertising or promotional materials associated with the R-4 Force Feedback Wheels. Microsoft agrees to use commercially reasonable best efforts to require Saitek to permit Immersion to cite Saitek as an Immersion FF Patent Portfolio Licensee and to list Saitek in all materials that list other Immersion FF Patent Portfolio Licensees.

        2.5 LIMITED SOFTWARE LICENSE: Immersion hereby grants Microsoft and its Subsidiaries a worldwide, non-exclusive license under the Immersion FF Patent Portfolio (which license shall become irrevocable, perpetual, non-terminable and fully paid-up upon Immersion's receipt of Microsoft's one-time payment required under Section 5.1):

                (a) to manufacture, sell, offer for sale, import and use DirectInput; and

                (b) to manufacture, sell, offer for sale, import and use Microsoft's FF-capable gaming software products listed in Exhibit C (all of which Microsoft represents have been distributed by Microsoft to third parties in commercial quantities on or before May 1, 1999), and to manufacture, sell, import and use successor versions of such gaming software products.



                                      -7-   MICROSOFT AND IMMERSION CONFIDENTIAL
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                Microsoft and its Subsidiaries and End-Users shall not be liable to Immersion or its Subsidiaries as a contributory infringer under 35 U.S.C. Section 271(c) (or the foreign law equivalent thereof), or for inducing infringement under 35 U.S.C. Section 271(b) (or the foreign law equivalent thereof), based solely on their manufacture, importation, offer for sale, use or sale of DirectInput in combination with third-party software and/or hardware products, nor shall they be liable for direct infringement under 35 U.S.C. Section 271(a) (or the foreign equivalent thereof) based solely on their combination of DirectInput with unlicensed Microsoft or third-party hardware or software if no force feedback element of the claim or claims asserted against them is contributed by the Microsoft or third-party hardware or software which they combine with DirectInput. Except as specifically provided above, this Section
                2.5 shall not be construed to immunize Microsoft or its Subsidiaries from liability under 35 U.S.C. Section 271(a)-(c), or under any other provision of Title 35 of the United States Code, either expressly, by implication, by estoppel, or otherwise. However, injunctive relief in patent infringement actions brought by Immersion or its Subsidiaries based on Microsoft's or Microsoft's Subsidiaries' unlicensed hardware or software products, or the combination thereof with each other or with DirectInput, shall, unless product integration and/or bundling make it impractical, be directed to such unlicensed products, and not to DirectInput itself.

3.      LICENSE AND COVENANT-NOT-TO-SUE UNDER MICROSOFT FF PATENT PORTFOLIO.

        3.1 In consideration for the licenses granted herein by Immersion and its Subsidiaries, the favorable one-time royalty payment for the licenses granted them herein with respect to the Immersion FF Patent Portfolio, and the force feedback evangelism services provided for in Section 6.6, Microsoft and its Subsidiaries hereby grant Immersion and its Subsidiaries a royalty-free, worldwide, non-exclusive license (which license shall be irrevocable and non-terminable during the term set forth in
                Section 3.3 upon Immersion's receipt of Microsoft's one-time payment required under Section 5.1), under the Microsoft FF Patent Portfolio, to make, have made, use, have used, import and have imported, sell, have sold and offer for sale Immersion Product(s), subject to the limitation that, except for reasonable product transition overlap (including possible manufacturing overlap as well as marketing efforts to clear the distribution channels of one product while its replacement product is being introduced), the foregoing license shall extend to only one version of a given FF hardware device being manufactured or marketed by or for Immersion or its Subsidiaries at any one time (i.e., Immersion will not have a given Immersion FF Current Version and its replacement version being manufactured or marketed at the same time, but may have two or more different Immersion FF hardware devices on the market at a given time).



                                      -8-   MICROSOFT AND IMMERSION CONFIDENTIAL
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        3.2     In further consideration for the licenses granted herein by
                Immersion and its Subsidiaries, the favorable one-time royalty payment for the licenses granted them herein with respect to the Immersion FF Patent Portfolio, and the force feedback evangelism services provided for in Section 6.6, Microsoft and its Subsidiaries hereby grant all present and future Immersion FF Patent Portfolio Licensees a covenant-not-to-sue such Immersion FF Patent Portfolio Licensees under the Microsoft FF Patent Portfolio with respect to Immersion Licensee Product(s), subject to the limitation that, except for reasonable product transition overlap (including possible manufacturing overlap as well as marketing efforts to clear the distribution channels of one product while its replacement product is being introduced), the foregoing covenant shall extend to only one version of a given FF hardware device being manufactured or marketed by or for Immersion FF Patent Portfolio Licensees at any one time (i.e., a given Immersion FF Patent Portfolio Licensee will not have a given Immersion FF Patent Portfolio Licensee Current Version and its replacement version being manufactured or marketed at the same time, but may have two or more different Immersion FF Patent Portfolio Licensee hardware devices on the market at a given time). Microsoft warrants that no third party has or will be granted the right, as an exclusive licensee or patent assignee of Microsoft or otherwise, to assert any claim as to which Microsoft has granted the covenant-not-to-sue described above. No third party against whom Microsoft has a pending infringement claim subsequent to the Effective Date with respect to the Microsoft FF Patent Portfolio will be granted the above-described covenant-not-to-sue in the event such third party becomes an Immersion FF Patent Portfolio Licensee after Microsoft has made a claim against such third party.

        3.3 The term of the license provided to Immersion under Section 3.1, and of the covenant-not-to-sue provided to Immersion's licensees under Section 3.2, shall commence on the Effective Date and end:

                3.3.1 With respect to FF joysticks and steering wheels, the later of (a) April 30, 2002; or (b) the final date on which Microsoft or any Subsidiary or sublicensee of Microsoft exercises any right pursuant to Sections 2.1 or 2.2 above;

                3.3.2 With respect to all other FF hardware products, on December 31, 2000.

        3.4 The covenant-not-to-sue granted in Section 3.2 above shall be terminable upon written notice by Microsoft, with respect to any particular Immersion licensee, in the event such licensee (a) files suit against Microsoft or its Subsidiaries alleging infringement of any FF-related patent or other intellectual property right; (b) files suit against a Microsoft distributor, reseller or end user alleging infringement of any FF-related patent or other intellectual property right with respect to a Microsoft FF product; or (c)



                                      -9-   MICROSOFT AND IMMERSION CONFIDENTIAL
                engages in a course of conduct which, under applicable Federal Circuit Court of Appeals case law, gives rise to a reasonable apprehension by Microsoft of such suit.

        3.5 As set forth in Sections 3.1 and 3.2 above, Microsoft's license to Immersion and its Subsidiaries and its covenant not to sue Immersion's Patent Portfolio Licensees are granted by Microsoft on a royalty or fee free basis. If Microsoft or its Subsidiaries have entered or do enter into a license agreement with a third party with respect to that third party's FF related claims in patents and patent applications and such license rights are sublicensable by Microsoft or its Subsidiaries such that they become part of the Microsoft FF Patent Portfolio (hereinafter, "Third Party Patents"), then: (i) if the Third Party Patents are sublicensable by Microsoft or its Subsidiaries on a royalty free or one-time lump sum fee basis, then Immersion, its Subsidiaries and the Immersion Patent Portfolio Licensees shall immediately receive rights to such Third Party Patents pursuant to Sections
                3.1 and 3.2 as the case may be and Immersion, its Subsidiaries and the Immersion Patent Portfolio Licensees shall not owe Microsoft or its Subsidiaries any compensation for receiving such rights; (ii) if the Third Party Patents are sublicensable by Microsoft or its Subsidiaries solely on a royalty bearing basis, then Microsoft shall notify Immersion of the Third Party Patent license and Immersion may elect on behalf of itself, its Subsidiaries and the Immersion Patent Portfolio Licensees to take a royalty bearing sublicense (or covenant not to sue as the case may be) to such Third Party Patents subject to the terms of Sections 3.1 and 3.2 hereof (provided the parties acknowledge that such a license for Third Party Patents may not necessarily be irrevocable and non-terminable nor may they run for the term set forth in Section 3.3), in which event, Immersion, its Subsidiaries and the Immersion Patent Portfolio Licensees shall be entitled to receive, as to such Third Party Patents, the lowest royalties and best terms and conditions as compared to those paid by Microsoft, its Subsidiaries or any of their sublicensees.

4. NO MICROSOFT TRADEMARK LICENSE. No trademark license is granted to Immersion hereunder to use the Microsoft trademarks or to sublicense such Microsoft trademarks to third parties.

5.      MICROSOFT ONE-TIME PAYMENT TO IMMERSION

        5.1 ONE-TIME PAYMENT: Within forty (40) days after the Effective Date and Microsoft's receipt of an invoice from Immersion, Microsoft shall make a one-time payment of Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) to Immersion for the licenses granted to Microsoft and its Subsidiaries by Immersion and its Subsidiaries with respect to the Microsoft Products under the terms of Section 2.1 ("Sidewinder Product Patent License") and Section 2.2 ("Microsoft Sublicensing Rights"). If Immersion or its Subsidiaries have entered or do enter into a license



                                      -10-  MICROSOFT AND IMMERSION CONFIDENTIAL
                agreement with a third party with respect to that third party's FF related claims in patents and patent applications and such license rights are sublicensable by Immersion or its Subsidiaries such that they become part of the Immersion Patent Portfolio (hereinafter, "Third Party Patents"), then: (i) if the Third Party Patents are sublicensable by Immersion or its Subsidiaries on a royalty free or one-time lump sum fee basis, then Microsoft and its Subsidiaries shall immediately receive rights to such Third Party Patents pursuant to Sections 2.1 and
                2.2 and shall not owe Immersion or its Subsidiaries any compensation over that referenced in the first sentence of this
                Section 5.1 for receiving such rights; (ii) if the Third Party Patents are sublicensable by Immersion or its Subsidiaries solely on a royalty bearing basis, then Immersion shall notify Microsoft of the Third Party Patent license and Microsoft may elect on behalf of itself and its Subsidiaries to take a royalty bearing sublicense to such Third Party Patents subject to the terms of Sections 2.1, 2.2 and 2.5 hereof (provided the parties acknowledge that such a license for Third Party Patents may not necessarily be irrevocable, non-terminable and/or perpetual), in which event, Microsoft and its Subsidiaries shall be entitled to receive, as to such Third Party Patents, the lowest royalties and best terms and conditions as compared to those paid by Immersion, its Subsidiaries or any of their sublicensees.

        5.2 MOST FAVORED ROYALTIES AND TERMS ON FUTURE PRODUCT LICENSES: As further consideration for entering into this Agreement, Immersion agrees as follows:

                5.2.1 In any future non-exclusive patent license agreement entered into between the Parties after the Effective Date for FF hardware devices other than the Microsoft Products ("New Agreement"), Microsoft shall, subject to the limitations imposed in Sections 5.2.2 and 5.2.5 below, be entitled to the most favorable running royalty rate and/or lump-sum payment term granted by Immersion (either before or after the date of the New Agreement) for a non-exclusive license covering, at least, comparable products (e.g., a joystick is comparable to a joystick, a wheel is comparable to a wheel, a laparoscopic surgical simulator is comparable to a laparoscopic surgical simulator) in a similar field-of-use. The consumer, arcade and industrial markets are examples of fields of use. Such other license agreement shall hereinafter be referred to as the "Other Immersion Agreement."


                5.2.2 In order to qualify for royalty terms contained in an Other Immersion Agreement and at its option, Microsoft shall (a) agree to each of the basic license provisions as set forth in Sections 2.3, 6.1, 6.2, 7.1, 7.2, and
                        8.1 of this Agreement; and (b) with respect to all other material terms of such Other Immersion Agreement, either
                        (i) match all material terms of such Other Immersion Agreement, or (ii) with respect to any material terms of such Other Immersion Agreement



                                      -11-  MICROSOFT AND IMMERSION CONFIDENTIAL
                it cannot or will not match (except for sales volume over time requirements, which must be matched), negotiate a reasonable economic equivalent to such non-matched terms, or if such an agreement cannot be reached by the Parties, expeditiously submit such issue to binding arbitration before a single arbitrator acceptable to both Immersion and Microsoft.

                5.2.3 Microsoft shall have the right from time to time, at its own expense, to have reasonable audits of Immersion's license agreements performed by an independent auditor, who shall be under an obligation to preserve the confidentiality of those agreements. In the event such an audit reveals Immersion patent license grants covering comparable products in a similar field of use as the grants included in the proposed New Agreement or New Agreements, and which have a lower running royalty rate or lump-sum payment term than the proposed New Agreement or New Agreements, the terms of such license agreements (but not the identity of Immersion's licensee) shall be disclosed to Microsoft pursuant to the terms of a mutually-acceptable confidentiality agreement.

                5.2.4 In no event shall the most favorable running royalty rate used in Section 5.2.1 above exceed [****] of net receipts, so long as the FF hardware device covered by the New Agreement is a computer peripheral intended for consumer markets. In determining the net receipts to which this Section shall apply, Microsoft shall be entitled to the most favorable definition contained in an Other Immersion Agreement whose royalty rate is [****] or less. Where Microsoft bundles unlicensed (and non-infringing with respect to the Immersion FF Patent Portfolio) hardware or software products with the licensed FF product, the maximum royalty ("Max Royalty") on the licensed product shall be [****]

                5.2.5 Notwithstanding the above, this Section 5.2 shall not apply to any license agreement entered into as part of a settlement of pending litigation between Immersion or its Subsidiaries, on the one hand, and Microsoft or its Subsidiaries, on the other; except that this exception shall not apply if Immersion fails to notify Microsoft of Microsoft's or its Subsidiaries' alleged infringement, and engage in license discussions, prior to filing suit. Microsoft agrees that after receiving such notice, it will not file any action or proceeding contesting the validity, enforceability or non-infringement of the patent or patents with respect to which Immersion has given it notice until after the parties have failed, despite their good faith efforts, to reach agreement on a license agreement and in no event earlier than forty-five (45) days following Microsoft's receipt of Immersion's notice. Similarly, Immersion agrees that it will not file any action or proceeding alleging infringement of the patent or


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                            MICROSOFT AND IMMERSION CONFIDENTIAL
                        patents until after the parties have failed, despite their good faith efforts, to reach agreement on a license agreement and in no event earlier than thirty-five (35) days following Microsoft's receipt of Immersion's notice. In addition, statements regarding intellectual property claims made by Immersion or its Subsidiaries in connection with threatened or actual litigation with a third-party with whom Immersion has entered into an Other Immersion Agreement shall not be admissible in any arbitration conducted pursuant to
                        Section 5.2.2 above.

6.      OTHER TERMS AND CONDITIONS

        6.1 PRESS RELEASE: The parties shall jointly prepare a press release announcing this Agreement, consisting of mutually agreed-upon text, press date, and city or cities of origin. Neither party shall issue any other press release, sales or marketing, promotional material, advertisements, or similar materials discussing such party's relationship to the other party, except as may be expressly authorized or required in this Agreement or with the other party's prior written agreement to the content and distribution of any such material or information. Immersion shall be free to cite Microsoft as an Immersion FF Patent Portfolio Licensee and to list Microsoft in all materials that list other Immersion FF Patent Portfolio Licensees.

        6.2 PATENT MARKING: As soon as possible after the Effective Date, and in no event later than ninety (90) days thereafter, Microsoft shall mark all newly-manufactured Sidewinder Products with (a) a label notifying purchasers that the product may be governed by one or more patents enumerated in the "About Box" or comparable location of the software component of the Product;
                (b) a statement in the "About Box" or comparable location that

--------------------------------------------------------------------------------

                        This product may be subject to one or more of the following patents owned by Immersion Corporation:
                        ______________________

--------------------------------------------------------------------------------


                (where the blank has been filled in with the numbers of the patents set forth in Exhibit A, as such list is amended by Immersion from time to time); and (c) a reference to Immersion's then-current corporate web site (www.force-feedback.com) in the About Box for the associated driver software control panel or comparable location (which reference shall, to the extent technically feasible, be a hyperlink). Changes made by Microsoft to the list of patents based on an amendment of such list by Immersion shall be made within a commercially reasonable amount of time, and Immersion agrees to compensate Microsoft for its reasonable costs necessary to make such changes.



                                      -13-  MICROSOFT AND IMMERSION CONFIDENTIAL

        6.3 NO ADMISSION: Microsoft's and its Subsidiaries' license of the Immersion FF Patent Portfolio and/or payment of the one-time payment under Section 5.1 ("Microsoft One-Time Payment to Immersion") and/or Immersion's and its Subsidiaries' license of the Microsoft FF Patent Portfolio from Microsoft shall not be deemed to be evidence or an admission that a product infringes any patent of the other party, or that any patent of a party is valid or enforceable.

        6.4     TAXES:

                (a) The amounts to be paid (or deemed paid) by either party to the other do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, (i) any state or local sales or use taxes or any value added tax or business transfer tax now or hereafter imposed on the provision of any services to the other party under this Agreement, (ii) taxes imposed or based on or with respect to or measured by any net or gross income or receipts of either party, (iii) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference),
                        (iv) any taxes imposed or assessed after the date upon which this Agreement is terminated, (v) taxes based upon or imposed with reference to either parties' real and/or personal property ownership and (vi) any taxes similar to or in the nature of those taxes described in (i),
                        (ii), (iii), (iv) or (v) above, now or hereafter imposed on either party (or any third parties with which either party is permitted to enter into agreements relating to its undertakings hereunder) (all such amounts, together with any penalties, interest or any additions thereto, collectively "Taxes"). Neither party is liable for any of the other party's Taxes incurred in connection with or related to the sale of goods and services under this Agreement, and all such Taxes shall be the financial responsibility of the party obligated to pay such taxes as determined by the applicable law, provided that both parties shall pay to the other the appropriate Collected Taxes in accordance with subsection (b) below. Each party agrees to indemnify, defend and hold the other party harmless from any Taxes (other than Collected Taxes) or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes to the extent such Taxes relate to amounts paid under this Agreement.

                (b)     Any sales or use taxes described in (a)(i) above that
                        (i) are owed by either party solely as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required to be collected



                                      -14-  MICROSOFT AND IMMERSION CONFIDENTIAL
                        from that party under applicable law, and (iii) are based solely upon the amounts payable (or deemed payable) under this Agreement (such taxes the "Collected Taxes"), shall be stated separately as applicable on payee's invoices and shall be remitted by the other party to the payee, upon request payee shall remit to the other party official tax receipts indicating that such Collected Taxes have been collected and paid by the payee. Either party may provide the other party an exemption certificate acceptable to the relevant taxing authority (including without limitation a resale certificate) in which case payee shall not collect the taxes covered by such certificate. Each party agrees to take such commercially reasonable steps as are requested by the other party to minimize such Collected Taxes in accordance with all relevant laws and to cooperate with and assist the other party, in challenging the validity of any Collected Taxes or taxes otherwise paid by the payor party. Each party agrees to equally share the cost of any successful other party-initiated ruling and/or appeal or other determination that concludes that a Collected Tax is not owing in whole or in part under this Agreement. Each party shall indemnify and hold the other party harmless from any Collected Taxes, penalties, interest, or additions to tax arising from amounts paid by one party to the other under this Agreement, that are asserted or assessed against one party to the extent such amounts relate to amounts that are paid to or collected by one party from the other under this Section. If any taxing authority refunds any tax to a party which the other party originally paid, or a party otherwise becomes aware that any tax was incorrectly and/or erroneously collected from the other party, then that party shall promptly remit to the other party an amount equal to such refund, or incorrect collection as the case may be plus any interest thereon.

                (c) If taxes are required to be withheld on any amounts otherwise to be paid by one party to the other, the paying party will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. At a party's written request and expense, the parties will use reasonable efforts to cooperate with and assist each other in obtaining tax certificates or other appropriate documentation evidencing such payment, provided, however, that the responsibility for such documentation shall remain with the payee party.

                (d) This Section 6.4 shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other Section of this Agreement.



                                      -15-  MICROSOFT AND IMMERSION CONFIDENTIAL

        6.5 ESCALATION: In the event of any dispute arising under this Agreement, authorized representatives of each of the parties shall meet or communicate by phone or otherwise no later than ten (10) working days after receipt of notice by either party of a request for dispute resolution and shall enter into good faith negotiations aimed at resolving the dispute. If the representatives are unable to resolve the dispute in a mutually satisfactory manner within the next five (5) working days after the initial meeting or phone communication described above, the dispute shall be referred to the top management level for FF-related matters in each party, and each party shall designate a top management executive with authority to resolve the dispute to meet in good faith in an attempt to resolve the dispute within thirty (30) days after receipt of the initial notice. This Section 6.5 ("Escalation") shall not limit either party's ability, after referring the dispute to the top management levels of the parties and expiration of the thirty (30) day period following receipt of the initial notice, to seek an injunction or other equitable relief for breach of obligations related to intellectual property or as may otherwise be necessary to protect any other rights of either party.

        6.6 FORCE FEEDBACK EVANGELISM SERVICES: Immersion agrees that for a period of twelve (12) months following the Effective Date, it shall provide at least fifty (50) hours per month of force feedback evangelism services. "Force feedback evangelism services," as used in this Section 6.6, means marketing services directed to convincing and/or assisting developers to create force feedback-capable software products.

7.      TERM & TERMINATION

        7.1 TERM: The term of this Agreement shall be for a period of time up through the expiration of the last of the patents in the Microsoft FF Patent Portfolio and Immersion FF Patent Portfolio.

        7.2 TERMINATION FOR CAUSE: If either party materially breaches any obligation contained in this Agreement, the other party may terminate this Agreement upon sixty (60) days' written notice; provided, however, that cure of such material breach within such sixty (60) day notice period shall bar termination on account of such material breach.

        7.3 EFFECT OF TERMINATION: In the event of termination of this Agreement for any reason, except non-payment of the one-time payment described in Section 5.1 ("One-Time Payment"), the provisions of Section 2 ("Immersion License to Microsoft"),
                Section 3 ("License and Covenant-Not-To-Sue Under Microsoft FF Patent Portfolio"), Section 6.2 ("Patent Marking"), Section 6.3 ("No Admission"), Section 7 ("Term & Termination"), Section 8 ("Confidentiality") and Section 9 ("Miscellaneous") shall remain in force and shall survive any termination.



                                      -16-  MICROSOFT AND IMMERSION CONFIDENTIAL

8.      CONFIDENTIALITY.

        8.1 CONFIDENTIALITY: All terms and conditions of this Agreement shall be deemed Confidential Information as defined herein. The parties expressly undertake to retain in confidence all information and know-how transmitted to one party ("Receiving Party") by the other party ("Disclosing Party") that the Disclosing Party has designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"). Confidential Information includes all information relating to payments and terms under this Agreement. The parties will make no use of Confidential Information except under the terms and during the existence of this Agreement. Confidential Information shall not include any information that: (i) is or subsequently becomes publicly available without the Receiving Party's breach of any obligation owed the Disclosing Party; (ii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party; (iii) is independently developed by Receiving Party. Nothing herein shall prevent a Receiving Party's disclosure of Confidential Information as required by applicable statutory or regulatory requirement (including, without limitation, disclosure to comply with reporting obligations associated with a legitimate corporate transaction), or of such terms as directly affect a party's licensee to said licensee in the event such licensee receives a notice of infringement from the other party hereto, or pursuant to a subpoena or document request. If a Receiving Party is subject to a subpoena or document request calling for the production of a Disclosing Party's Confidential Information, the Receiving Party shall notify the Disclosing Party as soon as practicable to permit the Disclosing Party to endeavor to minimize disclosure by obtaining a protective order or otherwise. Receiving Party's obligation under this Section 8 with respect to any particular information shall extend to the earlier of such time as such information is publicly available through no fault of Receiving Party or ten (10) years following termination of this Agreement.

9.      MISCELLANEOUS

        9.1 SUFFICIENT RIGHTS: Each party represents and warrants that it has all legal right and power to grant the other party the license rights granted in this Agreement, and that its execution and performance of this Agreement will not violate any law or agreement.

        9.2 NOTICE: Any written notice under this Agreement shall be sent by certified mail, return receipt requested, or its equivalent, addressed as follows:

               FOR NOTICES TO MICROSOFT:      FOR NOTICES TO IMMERSION:
                   VICE PRESIDENT, HARDWARE      LOUIS ROSENBERG, PRESIDENT
                   MICROSOFT CORPORATION         IMMERSION CORPORATION
                   ONE MICROSOFT WAY             2158 PARAGON DRIVE




                                      -17-  MICROSOFT AND IMMERSION CONFIDENTIAL

                   REDMOND, WASHINGTON 98052      SAN JOSE, CALIFORNIA, 95131

               WITH A COPY TO:                 WITH A COPY TO:
                   MICROSOFT GENERAL COUNSEL      STACY A. SNOWMAN, ESQ.
                   LAW & CORPORATE AFFAIRS        GRAY CARY WARE & FREIDENRICH
                   MICROSOFT CORPORATION          139 TOWNSEND STREET, SUITE 400
                   ONE MICROSOFT WAY              SAN FRANCISCO, CA 94107
                   REDMOND, WASHINGTON 98052

        9.3 SEVERABILITY: If any part of this Agreement is found to be in violation of any law, or is found to be unenforceable, contrary to public policy, or otherwise legally defective, the Agreement shall be construed and interpreted without reference to that part.

        9.4 ASSIGNMENT: This Agreement is not assignable or transferable except in the case of a merger, acquisition or assignment or transfer of all or substantially all of the assets of the Microsoft Hardware Group of Microsoft or of Immersion and only if the successor (in the case of a merger or acquisition) or assignee or transferee (in the case of an asset sale) has agreed in writing to be bound hereby to the same extent as was the predecessor entity. Any other attempt to assign or transfer this Agreement without the prior written consent of the other party shall be void.

        9.5 NO OBLIGATION TO ENFORCE: Neither party shall have any obligation to enforce its patent rights against third parties.

        9.6 NO INDEMNITY: Except as provided in Sections 2.3 and 9.12 hereof, neither party shall be liable to indemnify, defend, or hold harmless the other party against charges of patent infringement, trade secret infringement, trademark infringement, trade dress infringement, or the like, arising out of the subject matter of this Agreement.

        9.7 DISCLAIMER: BOTH PARTIES DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, EXCEPT AS PARTICULARLY DETAILED HEREIN. THE PARTIES DO NOT WARRANT THAT THE MANUFACTURE, USE, SALE, IMPORT OR LICENSE OF THEIR PATENTED INVENTIONS ARE FREE FROM INFRINGEMENT OF THIRD PARTY PATENT OR OTHER RIGHTS.

        9.8 RELEASE - IMMERSION TO MICROSOFT: Immersion and its Subsidiaries hereby fully and forever release and discharge Microsoft and its Subsidiaries, and their manufacturers, importers and distributors, licensees and users from any and all damages, liability, suits, claims and causes of action of any kind, whether known or unknown, suspected or unsuspected, arising out of patent infringement or alleged patent infringement of the Immersion FF Patent Portfolio by:



                                      -18-  MICROSOFT AND IMMERSION CONFIDENTIAL

                (a) the manufacture, sale, offer for sale, importation and use of the Sidewinder Products prior to the Effective Date;

                (b) the manufacture, sale, offer for sale, importation and use of the R-4 Force Feedback Wheels manufactured and sold by or for Microsoft's sublicensee, Saitek, prior to the Effective Date; and

                (c) any activities occurring prior to the Effective Date that would have been licensed under Section 2.5 had they occurred after the Effective Date.

        9.9 MODIFICATION OF DIRECTINPUT: In consideration for the releases granted by Immersion above, Microsoft on behalf of itself and its Subsidiaries hereby agrees that they will not modify DirectInput so as to disadvantage Immersion Products or Immersion Licensee Products being commercially distributed by or for Immersion or Immersion Licensees as of the Effective Date as compared to competitive Sidewinder Products being commercially distributed by or for Microsoft or its Subsidiaries as of the Effective Date, and further agrees that DirectInput will support Immersion Products and Immersion Licensee Products being commercially distributed by Immersion or Immersion Product Licensees as of the Effective Date for a period of at least three years from the Effective Date. For purposes of satisfying these modification and support obligations, Microsoft will be deemed to be in compliance if (a) it refrains from modifying DirectInput so as to disadvantage the Wingman Force and Wingman Formula Force products currently being shipped by Logitech as compared to competitive Sidewinder Products being commercially shipped by or for Microsoft or its Subsidiaries as of the Effective Date; and (b) for the above-referenced three year period, DirectInput supports at least the Wingman Force and Wingman Formula Force products currently being shipped by Logitech.

        9.10 RELEASE - MICROSOFT TO IMMERSION: Microsoft and its Subsidiaries hereby fully and forever release and discharge Immersion and its Subsidiaries, and their manufacturers, importers and distributors, licensees and users from any and all damages, liability, suits, claims, and causes of action of any kind, whether known or unknown, suspected or unsuspected, arising out of patent infringement or alleged patent infringement of the Microsoft FF Patent Portfolio by any and all FF devices manufactured, used, sold or imported by Immersion or its Subsidiaries prior to the Effective Date, which products are listed in Exhibit D hereto.

        9.11 NEW INFORMATION: In connection with the waiver and relinquishment of the matters set forth in Sections 9.8 and 9.9 (hereinafter the "Released Matters"), each of the parties acknowledges that it is aware that it or its attorneys or accountants may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the Released Matters or the other party hereto, but that it is its



                                      -19-  MICROSOFT AND IMMERSION CONFIDENTIAL
                intention hereby fully, finally and forever to settle and release all of the Released Matters, which now exist, may exist or heretofore have existed between Immersion and Microsoft. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases as to the Released Matters notwithstanding the discovery or existence of any such additional or different claim or fact.

        9.12 ASSIGNMENT OF RELEASED MATTERS: Immersion and Microsoft each warrant and represent to the other that as of the Effective Date it is the sole and lawful owner of all right, title and interest in and to all of the respective Released Matters and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person whomsoever any Released Matter or any part or portion thereof of any claim, demand or right against the other. Immersion and Microsoft shall indemnify and hold harmless the other from and against any claim, demand, damage, debt, liability, account, reckoning, obligation, cost, expense, lien, action or cause of action (including payment of attorneys' fees and costs actually incurred whether or not litigation be commenced) based on or in connection with or arising out of any such assignment or transfer or purported or claimed assignment or transfer.

        9.13 BENEFICIARIES: Except with respect to the license rights, covenant-not-to-sue and releases granted by this Agreement to Saitek and/or to Immersion Product Licensees, this Agreement is not for the benefit of any person who is not a party signatory hereto or specifically named a beneficiary in this paragraph or elsewhere in this Agreement. The provisions of this Agreement and the releases contained herein shall extend to and inure to the benefit of and be binding upon, in addition to Immersion and Microsoft and their Subsidiaries, just as if they had executed this Agreement: the respective legal successors and assigns of each of Immersion and Microsoft solely as permitted under the terms of Section 9.4 ("Assignment").

        9.13 REPRESENTATION: Each party acknowledges to the other party that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and on the advice of such independent legal counsel. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein.

        9.14 INDEPENDENT CONTRACTOR: Each party shall at all times act as an independent entity, and shall be solely responsible for any and all social



                                      -20-  MICROSOFT AND IMMERSION CONFIDENTIAL
                security, unemployment, Workers' Compensation and other withholding taxes for any and all of its employees. Nothing in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the parties. Neither party has authority to make, assume or create any representation, warranty, agreement, guarantee, claim or settlement on behalf of the other party with respect to the subject matter of this Agreement or otherwise. Each party shall defend, indemnify and hold the other party, its officers, directors, and employees harmless from all claims, costs, expenses, fines, fees and damages resulting from any claim arising out of or related to a breach of the provisions of this paragraph by such party.

        9.15 NO WAIVER: Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

        9.16 GOVERNING LAW: The interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Washington.

        9.17 AMBIGUITY: This Agreement has been drafted by both Microsoft and Immersion, and no ambiguity shall be resolved against either of them by virtue of its role in drafting this Agreement.

        9.18 PERSONAL INJURY AND PROPERTY DAMAGE CLAIMS: Each party or its Subsidiaries who manufactures or sells any product ("Manufacturer") shall indemnify, protect, defend and hold the other party ("Licensor") harmless from any claims, damages, liabilities, judgments, settlements, losses, costs and expenses (including court costs and reasonable attorneys' and experts' fees) (collectively, "Costs") suffered or incurred by the Licensor in respect of any third party claim to the extent such third party claim or threatened claim arises from a personal or alleged personal injury or damage or alleged damage to property arising out of the third party's use of an FF product manufactured or sold by the Manufacturer, notwithstanding any license or covenant-not-to-sue granted the Manufacturer by the Licensor hereunder.


        9.19 NEGATION OF WARRANTIES AND OTHER OBLIGATIONS: Nothing in this Agreement shall be construed:

                (i) as a warranty or representation by a party as to the validity or scope of any patents;

                (ii) as granting by implication, estoppel or otherwise any licenses or rights under patents or other intellectual property rights of a party other than expressly granted herein;

                (iii) to require a party to file any patent application relating to Force Feedback;



                                      -21-  MICROSOFT AND IMMERSION CONFIDENTIAL

                (iv) as a warranty that a party will be successful in securing the grant of any patent relating to Force Feedback or any reissue or extensions thereof; or

                (v) to require a party to pay any maintenance fees or take any other steps to maintain such party's patent rights relating to Force Feedback.

        9.20 ENTIRE AGREEMENT: This Agreement embodies the entire understanding of the parties regarding the subject matter of this document and supersedes all prior or contemporaneous understandings and agreements, whether written or oral, and can be modified only by a writing signed by both parties, or their successors.

        9.21 SUGGESTIONS AND FEEDBACK: Either party may from time to time provide suggestions, comments or other feedback to the other party with respect to Confidential Information provided originally by the other party (hereinafter "Feedback"). Both parties agree that all Feedback is and shall be entirely voluntary and shall not, absent separate agreement, create any confidentiality obligation for the receiving party. However, the receiving party shall not disclose the source of any feedback without the providing party's consent. Feedback shall be clearly designated as such and, except as otherwise provided herein, each party shall be free to disclose and use such Feedback as it sees fit, entirely without obligation of any kind to the other party. The foregoing shall not, however, affect either party's obligations hereunder with respect to Confidential Information of the other party.

        9.22 COUNTERPARTS: This Agreement may be executed in counterparts, which when taken together shall constitute a single, binding agreement between the parties.



                                      -22-  MICROSOFT AND IMMERSION CONFIDENTIAL

THEREFORE, the authorized representatives of the parties have executed this Agreement in duplicate originals.

     MICROSOFT CORPORATION                          IMMERSION CORPORATION

Signed:  /s/ D. Stuart Ashman                 Signed:  /s/ Louis Rosenberg
       ---------------------------                  ---------------------------
Name:  D. Stuart Ashman                       Name:  Louis Rosenberg
       ---------------------------                  ---------------------------

Title:  GM Hardware                           Title:  President
       ---------------------------                  ---------------------------

Date:  7/19/99                                Date:  7/19/99
       ---------------------------                  ---------------------------



                                      -23-  MICROSOFT AND IMMERSION CONFIDENTIAL

                                    Exhibit A

                          Immersion FF Patent Portfolio

       U.S. Patent Number                   Issue Date                        Title
       ------------------                   ----------                        -----
           4,823,634                           4/89                   Multifunction Tactile
                                                                       Manipulative Control

           5,185,561                          2/9/93                Torque Motor as a Tactile
                                                                  Feedback Device in a Computer
                                                                              System

           5,220,260                         6/15/93                     Actuator Having
                                                                   Electronically Controllable
                                                                      Tactile Responsiveness

           5,389,865                         2/14/95                  Method and System for
                                                                   Providing a Tactile Virtual
                                                                     Manipulator Defining an
                                                                    Interface Device Therefor

           5,414,337                          5/9/95                     Actuator Having
                                                                   Electronically Controllable
                                                                      Tactile Responsiveness

           5,459,382                         10/17/95                 Method and System for
                                                                   Providing a Tactile Virtual
                                                                             Reality

           5,513,100                         4/30/96                 Velocity Controller with
                                                                          Force Feedback

           5,559,412                         9/24/96                     Actuator Having
                                                                   Electronically Controllable
                                                                      Tactile Responsiveness

           5,576,727                         11/19/96                   Electromechanical
                                                                  Human-Computer Interface With
                                                                          Force Feedback

           5,589,854                         12/31/96                Touching Feedback Device

           5,629,594                         5/13/97                  Force Feedback System

           5,691,898                         11/25/97               Safe and Low Cost Computer
                                                                      Peripherals With Force
                                                                      Feedback for Consumer
                                                                           Applications

           5,701,140                         12/23/97                Method and Apparatus for
                                                                    Providing a Cursor Control
                                                                  Interface With Force Feedback

           5,721,566                         2/24/98                 Method and Apparatus for
                                                                     Providing Damping Force
                                                                             Feedback



                                      -24-  MICROSOFT AND IMMERSION CONFIDENTIAL

                                             3/21/98                 Method and Apparatus for

           5,731,804                                                   Providing High Noise
                                                                   Mechanical I/O for Computer
                                                                             Systems

           5,734,373                         3/31/98                 Method and Apparatus for
                                                                    Controlling Force Feedback
                                                                  Interface Systems Utilizing a
                                                                          Host Computer

           5,739,811                         4/14/98                 Method and Apparatus for
                                                                   Controlling Human Interface
                                                                     Systems Providing Force
                                                                             Feedback

           5,769,640                         6/23/98                  Method and System for
                                                                  Simulating Medical Procedures
                                                                  including Virtual Reality and
                                                                  Control Method and System for
                                                                           Use Therein

           5,754,023                         5/19/98              Gyro-Stabilized Platforms for
                                                                          Force-Feedback

          B1 5,459,382                        6/9/98                  Method and System for
                                                                   Providing a Tactile Virtual
                                                                     Manipulator Defining an
                                                                    Interface Device Therefor

           5,767,839                         6/16/98                 Method and Apparatus for
                                                                        Providing Passive
                                                                     Human-Computer Interface
                                                                             Systems

           5,790,108                          8/4/98                        Controller

           5,805,140                          9/8/98               High Bandwidth Force Feedbck
                                                                   Interface Using Voice Coils
                                                                           and Flexures

           5,821,920                         10/13/98                Control Input Device for
                                                                     Interfacing an Elongated
                                                                      Flexible Object With a
                                                                         Computer System

           5,825,308                         10/20/98                Force Feedback Interface
                                                                  Having Isotonic and Isometric
                                                                          Functionality

           5,828,197                         10/27/98              Mechanical Interface Having
                                                                   Multiple Grounded Actuators

           5,831,408                         11/3/98                  Force Feedback System

           5,844,392                         12/1/98                     Haptic Browsing

           5,872,438                         2/16/99              Whole-Body Kinesthetic Display



                                      -25-  MICROSOFT AND IMMERSION CONFIDENTIAL

                                              3/9/99                 Three-Dimensional Cursor
           5,880,714                                               Control Interface With Force
                                                                             Feedback

           5,889,670                         3/30/99                 Method and Apparatus for
                                                                    Tactilely Responsive User
                                                                            Interface

           5,889,672                         3/30/99                Tactilely Responsive User
                                                                   Interface Device and Method
                                                                             Therefor

           5,907,487                         5/25/99                Force Feedback Device With
                                                                          Safety Feature



                                      -26-  MICROSOFT AND IMMERSION CONFIDENTIAL

                                    Exhibit B

                          Microsoft FF Patent Portfolio

US Patent No. 5,643,087, issued 07/01/97 and entitled "Input Device Including Digital Force Feedback Apparatus."

US Patent No. 5,709,219, issued 01/20/98 and entitled "Method and Apparatus to Create a Complex Tactile Sensation."

US Patent No. 5,742,278, issued 04/21/98 and entitled "Force Feedback Joystick with Digital Signal Processor Controlled by Host Processor."



                                      -27-  MICROSOFT AND IMMERSION CONFIDENTIAL

                                    Exhibit C

                      Microsoft FF-Capable Gaming Products

Combat Flight Simulator
Flight Simulator 98 (and prior versions thereof)
Cart  Precision Racing
Midtown Madness
Motor  Cross Madness
Monster Truck Madness 2 (and predecessor)
Mech Warrior 3 (and predecessors)
Starlancer
Urban Assault
Baseball Version 3D
Fighter Ace (online version only)
Allegiance (online version only)



                                      -28-  MICROSOFT AND IMMERSION CONFIDENTIAL

                                    Exhibit D
                           Released Immersion Products

Impulse Engine 1000 (CIE-1000)
Impulse Engine 2000 (CIE-2000)
Impulse Engine 3000 (CIE-3000)
Impulse Engine 2000 w/passive actuators (CIE-2000B)
Impulse Stick-Impulse Engine based (CIS-SYS)
Impulse Stick I-Force based (CIS-SYS-IF)
Laparoscopic Impulse Engine (CIE-LAPARO)
Virtual Laparoscopic Interface
Catheter Insertion Simulator
Bronchoscope Simulator
Hysteroscope Simulator
Ureteroscope Simulator
Endoscope Simulator
Sinus Surgery Simulator
Needle Insertion Simulator- single axis, active
Needle Insertion Simulator- three axis, passive
Needle Insertion Simulator- three axis, active, virtual pivot point Knob Controller Knob Controller with hat switch and push button
Video Editing Knob Controller
I-Force 1.5 Arcade System (IPCB-6030)
I-Force 2.0 Arcade System (Axis)(COEM-6050)
I-Force 2.0 Arcade System (930) (IPCB-6031)
Impulse Engine - 2 axis (COEM-6012-IE)
Impulse Engine - 3 axis (IPCB-6035)
Impulse Engine Two Axis ISA (CIE-6010)
Impulse Engine ISA 2.1 (CIE-6015)
Impulse Engine 3GM (CIE-3GM)
Impulse Engine PCI (CIE-6017)
Axis I Release System (TPG-001)
Axis II Release System (TPG-010)
Axis II Release System (TPF-001)
Picker PinPoint (CPP-ASSY)
Yoke with I-Force 1.5 (DisneyQuest)
Xulu Impulse Stick PER-Force Controller (Cybernet)
Stylin' 3D (Cybernet)
SpacePen (Cybernet)
FingerForcer (Cybernet)
Locomotion Simulator (Cybernet)
CyberImpact Stick (Cybernet)
CyberImpact Wheel (Cybernet)
CyberImpact Yoke (Cybernet)



                                      -29-  MICROSOFT AND IMMERSION CONFIDENTIAL